Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and in "Portfolio Holdings Disclosure" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated January 20, 2006, on the 2005 financial statements and the financial highlights of Principal Variable Contracts Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 64 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570).

                                                         /s/ Ernst & Young LLP


Des Moines, Iowa
January 5, 2007